SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 2, 2003

IGN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29121	94-3316902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Boulevard, Brisbane, CA	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 508-2000

Item 5: Other Events.

On May 2, 2003, IGN Entertainment, Inc. (the “Company”) and GHP Acquisition Corp. (“GHP”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, GHP will be merged with and into the Company (the “Merger”), with the Company surviving the Merger. At the effective time of the Merger, all outstanding shares of the Company’s common stock will be converted into the right to receive $12 per share in cash (without interest), and options and warrants (other than options and warrants that are not automatically cancelable in connection with the Merger) to purchase Company common stock that are outstanding as of immediately prior to the Merger and whose exercise prices are less than $12 per share will be converted into the right to receive for each share of Company common stock subject to such options or warrants an amount in cash equal to the difference between $12 and the exercise price of such option (net of any per share tax withholding). Options and warrants that are not automatically cancelable in connection with the Merger, will be entitled to payment by the surviving entity of $12 in cash (without interest) for each share of Company common stock subject to such options or warrants upon exercise thereof in accordance with their terms. The transaction will constitute a taxable purchase of the Company securities.

Christopher Anderson, the Company’s Chairman and largest stockholder, and Mark Jung, the Company’s Chief Executive Officer and a member of the Company’s board of directors, will become minority stockholders of the Company surviving the Merger. Following the Merger, Mr. Jung will continue as Chief Executive Officer of the surviving company, which will be privately held. In addition, Messrs. Anderson and Jung will be appointed as members of the board of directors of the surviving company.

In connection with the execution of the Merger Agreement, Messrs. Anderson and Jung entered into voting agreements pursuant to which they have agreed to vote in favor of the Merger so long as the Merger Agreement is not terminated in accordance with its terms.

A copy of the Merger Agreement and copies of the voting agreements of Messrs. Anderson and Jung are included in this report as Exhibits 2.01, 2.02 and 2.03, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A press release announcing these transactions is attached to this report as Exhibit 99.01. The Merger is subject to a number of conditions, including approval by a majority of the Company’s stockholders.

Item 7: Financial Statements and Exhibits.

(c) Exhibits

2.01	Agreement and Plan of Merger dated as of May 2, 2003 by and among IGN Entertainment, Inc. and GHP Acquisition Corp.

2.02	Voting Agreement dated May 2, 2003 between GHP Acquisition Corp. and Christopher Anderson.

2.03	Voting Agreement dated May 2, 2003 between GHP Acquisition Corp. and Mark Jung.

99.01	Press Release dated May 2, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2003

IGN ENTERTAINMENT, INC.

By:	/s/ MARK A. JUNG
Mark A. Jung Chief Executive Officer

EXHIBIT INDEX

Exhibit
2.01	Agreement and Plan of Merger dated as of May 2, 2003 by and among IGN Entertainment, Inc. and GHP Acquisition Corp.

2.02	Voting Agreement dated May 2, 2003 between GHP Acquisition Corp. and Christopher Anderson.

2.03	Voting Agreement dated May 2, 2003 between GHP Acquisition Corp. and Mark Jung.

99.01	Press release of the Company released May 2, 2003.